Exhibit 99.1

NEWS RELEASE WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219
WESCO International, Inc. Announces
Final Results and Settlement
of Its Exchange Offer
Contact: Daniel A. Brailer, Vice President, Treasurer
and Investor Relations
WESCO International, Inc. (412) 454-2271, Fax: (412) 454-2477
PITTSBURGH, August 27, 2009 /PRNewswire-FirstCall/ — WESCO International, Inc. (NYSE: WCC), a leading provider of electrical MRO products, construction materials and advanced integrated supply procurement outsourcing services, announced today the final results and settlement of its exchange offer (the “Exchange Offer”) for its outstanding 1.75% Convertible Senior Debentures due 2026 (the “2026 Debentures”) and its 2.625% Convertible Senior Debentures due 2025 (the “2025 Debentures”).
The Exchange Offer expired at midnight, New York City time, on August 21, 2009. The Bank of New York Mellon, the exchange agent for the Exchange Offer, reported that approximately $299.7 million and $129.0 million aggregate principal amounts of 2026 Debentures and 2025 Debentures, respectively, were validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer. The Company accepted for exchange all of the tendered 2026 Debentures and approximately $57.7 million aggregate principal amount of the 2025 Debentures. The final proration factor for the 2025 Debentures was determined to be approximately 44.7%.
Upon settlement of the Exchange Offer on August 27, 2009, the Company issued a total of $345.0 million aggregate principal amount of 6.0% Convertible Senior Debentures due 2029 (the “2029 Debentures”) in exchange for accepted 2026 Debentures and 2025 Debentures. Following the settlement of the Exchange Offer, approximately $0.3 million and $92.3 million aggregate principal amounts of the 2026 Debentures and the 2025 Debentures, respectively, remain outstanding.
In settlement of the Exchange Offer, the Company paid an aggregate of approximately $3.1 million in cash, representing accrued and unpaid interest payable in respect of exchanged 2026 Debentures and 2025 Debentures and amounts payable in lieu of fractional 2029 Debentures otherwise issuable under the terms of the Exchange Offer.
The information agent for the Exchange Offer was Global Bondholder Services Corporation. The Lead Dealer Managers for the Exchange Offer were Goldman, Sachs & Co. and Barclays Capital Inc. The Co-Dealer Managers for the Exchange Offer were Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, Robert W. Baird & Co. Incorporated and Raymond James & Associates, Inc.
This press release is neither an offer to sell nor a solicitation of an offer to buy any securities.
# # #

WESCO International, Inc. (NYSE: WCC) is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation’s largest provider of integrated supply services. 2008 annual sales were approximately $6.1 billion. The Company employs approximately 6,400 people, maintains relationships with over 23,000 suppliers, and serves more than 115,000 customers worldwide. Major markets include commercial and industrial firms, contractors, government agencies, educational institutions, telecommunications businesses and utilities. WESCO operates seven fully automated distribution centers and approximately 400 full-service branches in North America and select international markets, providing a local presence for area customers and a global network to serve multi-location businesses and multi-national corporations.
# # #
The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as the Company’s other reports filed with the Securities and Exchange Commission.